                                                                     Exhibit 5.1

                                 [Letterhead of]

                           CRAVATH, SWAINE & MOORE LLP
                                [New York Office]

                                                                  April 23, 2007

Ladies and Gentlemen:

     We have acted as counsel for BioFuel Energy Corp., a Delaware corporation
(the "Company"), in connection with the preparation of the registration statement on Form S-1 (Registration No. 333-139203) and the amendments thereto
(the "Registration Statement"), initially filed with the Securities and Exchange
Commission (the "Commission") on December 8, 2006, under the Securities Act of
1933, as amended (the "Securities Act"), with respect to the registration of up to an aggregate of 10,925,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Shares").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, (a) the Amended and
Restated Certificate of Incorporation of the Company, (b) the Bylaws of the
Company, as amended and restated and (c) certain resolutions adopted by the board of directors of the Company.

     Based on the foregoing, we are of opinion that the Shares, when issued, delivered and paid for pursuant to and in accordance with the Registration
Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities
Act or the rules and regulations of the Commission.

                                                 Very truly yours,

                                                 /s/ Cravath, Swaine & Moore LLP

BioFuel Energy Corp.
     1801 Broadway, Suite 1060
         Denver, Colorado 80202